UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : MARCH 16, 2004

                       COMMISSION FILE NUMBER: 33-19980-D

                             CGI HOLDING CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
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State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

520 LAKE COOK ROAD, SUITE 690, DEERFIELD, ILLINOIS          60015
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(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code       (847) 282-5005
                                                   -----------------


Item 5. OTHER EVENTS

On March 9, 2004, the Company completed a private placement of common stock. The Company sold a total of 1,718,750 unregistered shares of the Company's common stock to a group of investors at a price of $1.60 per share, thereby raising a total of $2.75 million for the Company. No fees or warrants were paid by the Company, and no demand registration rights were granted by the Company, in regard to this financing. The $2.75 million will be used to pay off the debts of the Company and its Websourced, Inc. subsidiary, including paying off the remaining $936,966.75 owed by the Company to Statewide Insurance Company at a $200,000 discount. The remaining funds raised in the private placement will be used to assist the growth of the Company's Websourced, Inc. subsidiary, and as general working capital